Exhibit 3

                                IRREVOCABLE PROXY

         The undersigned, Norton Herrick, does hereby irrevocably make, constitute and appoint John Levy, Executive Vice President and Chief Financial Officer of MediaBay, Inc., a Florida corporation with its principal executive office at 2 Ridgedale Avenue, Suite 3000, Cedar Knolls, New Jersey 07927 ("MediaBay"), as his true and lawful attorney, for him in his name, place and stead, with all necessary power and authority to act as his proxy and to exercise his rights to vote 290,070 shares of common stock of MediaBay at the Shareholder Meeting (as such term is defined in that certain Securities Purchase Agreement dated the date hereof by and among MediaBay and certain purchasers (the "Purchase Agreement")), whenever such Shareholder Meeting shall take place, and at any adjournment thereof, to the same extent and with the same power as if the undersigned were present in person thereat only as set forth in the following sentence. Mr. John Levy, as proxyholder for Norton Herrick, is specifically directed to vote all of the shares of capital stock registered in the name of the undersigned or beneficially controlled by Norton Herrick in favor of the Shareholder Meeting Items (as such term is defined in the Purchase Agreement).

         This irrevocable proxy shall be immediately effective without any further action on the part of Norton Herrick or any notice to him.

         This irrevocable proxy is given in partial consideration of the receipt by MediaBay, of which Norton Herrick is a significant shareholder, of proceeds up to $4,500,000 from the sale of 6% senior secured convertible promissory notes (and five-year warrants) as of the date hereof.

         This proxy shall be irrevocable and is coupled with an interest, and shall be effective and binding upon Norton Herrick, his spouse, heirs, ancestors and descendants. This irrevocable proxy shall terminate upon conclusion of, and vote with respect to the Shareholder Meeting Items at, the Shareholder Meeting.

Dated as of January 29, 2004

                                       /s/ Norton Herrick
                                       ----------------------------------
                                       Norton Herrick